SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RALCORP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if other than the Registrant)

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RALCORP HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

      The 2004 Annual Meeting of Shareholders of Ralcorp Holdings, Inc. will be held at 8:30 a.m. on Thursday, February 5, 2004, at the Bank of America Plaza, 800 Market St., Suite 2100, St. Louis, Missouri, for the following purposes:

      • To elect two directors; and

      • To transact any other business that may properly be presented at the Annual Meeting.

      If you were a shareholder of record at the close of business on November 28, 2003, you may vote on these matters.

      It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we encourage you to vote in one of these ways:

      • USE THE INTERNET WEBSITE shown on the Proxy Card;

      • USE THE TOLL-FREE TELEPHONE NUMBER shown on the Proxy Card; OR

      • MARK, SIGN, DATE, and PROMPTLY RETURN the Proxy Card in the postage-paid envelope provided.

By Order of the Board of Directors, Charles G. Huber, Jr. Secretary

December 17, 2003

RALCORP HOLDINGS, INC.

800 Market Street
St. Louis, MO 63101

PROXY STATEMENT

      Page

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	2
ITEM 1—ELECTION OF DIRECTORS	4
INFORMATION ABOUT RALCORP’S BOARD OF DIRECTORS	4
STOCK OWNERSHIP INFORMATION	6
BOARD GOVERNANCE	7
DIRECTOR COMPENSATION	8
EXECUTIVE COMPENSATION	9
EXECUTIVE AGREEMENTS	11
RETIREMENT PLAN	11
CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	13
AUDIT COMMITTEE REPORT	15
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	15
OTHER RELATIONSHIPS INVOLVING DIRECTORS, OFFICERS, OR THEIR ASSOCIATES	15
STOCK PERFORMANCE GRAPH	16
OTHER MATTERS	16
APPENDIX A-CORPORATE GOVERNANCE GUIDELINES	A-1
APPENDIX B-AUDIT COMMITTEE CHARTER	B-1

RALCORP HOLDINGS, INC.

PROXY STATEMENT FOR THE
2004 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why Am I Receiving These Materials?

            The Board of Directors of Ralcorp Holdings, Inc. (“Ralcorp” or “Company”) is soliciting proxies to be used at the 2004 Annual Meeting. This Proxy Statement and Proxy Card are being mailed to shareholders on or about December 26, 2003. A copy of Ralcorp’s Annual Report containing financial statements for the fiscal year ended September 30, 2003, has been mailed with this Proxy Statement.

YOUR VOTE IS VERY IMPORTANT AND YOU ARE ENCOURAGED TO VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Who Can Vote?

            Record holders of Ralcorp Common Stock on November 28, 2003, may vote at the meeting. On that date, there were 28,950,488 shares of Ralcorp Common Stock outstanding.

How Do I Vote?

Shares Registered In Your Name:

            •    Vote by Internet. Go to http://www.eproxyvote.com/rah and follow the instructions provided.

            •    Vote by Telephone. Using a touch-tone telephone, call 1-877-779-8683 toll-free and follow the instructions provided.

            •    Vote by Mail. Mark your Proxy Card, sign, date, and return it in the postage-paid envelope provided.

            •    Attend the Annual Meeting and cast your vote there.

            To vote by Internet or telephone, you will need your Voter Control Number located above your name on your Proxy Card. Internet and telephone voting are available twenty-four hours a day until midnight on Wednesday, February 4, 2004, the day before the Annual Meeting. If you vote by Internet or telephone, please do not return your Proxy Card.

Shares Held By Your Bank Or Broker:

            If your Ralcorp Common Stock is held in the name of a bank or broker, follow the voting instructions you receive from your bank or broker. If you wish to attend the Annual Meeting and vote your shares, you will need to bring an account statement or letter from your bank or broker indicating that you were the record holder of your shares as of November 28, 2003.

Shares Held In The Savings Investment Plan:

            If you participate in the Company’s Savings Investment Plan (SIP) and are the record holder of Ralcorp Common Stock in exactly the same name as you are identified by in the SIP, you will receive a single Proxy Card to vote all of your shares. If your plan account is not in exactly the same name as your shares of record, you will receive one Proxy Card for your SIP shares and one for your record shares.

            If you own shares through the plan and we have not received your vote by February 3, 2004, the trustee will vote your shares in the same proportion as the shares that are voted on behalf of the other participants in the plan. The trustee will also vote unallocated shares of Ralcorp Common Stock held in the plan in direct proportion to the voting of allocated shares in the plan as to which voting instructions have been received, unless doing so would be inconsistent with the trustee’s duties.

How Can I Change My Vote?

            You can change your vote in one of three ways:

            •    Send in another proxy or vote again electronically after your original vote;

            •    Notify Ralcorp’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

            •    Vote in person at the Annual Meeting.

How Many Votes Do I Have?

            You are entitled to cast one vote for each share of Ralcorp Common Stock you own on the record date. A majority of the outstanding shares entitled to vote must be represented in person or by proxy in order to conduct the election of directors and other matters in this Proxy Statement.

What Constitutes A Quorum?

            A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy constitutes a quorum.

How Are Votes Counted?

            Shares represented by a Proxy Card marked “withhold” for a nominee or nominees acts as a vote against such nominee or nominees. A Proxy Card marked “abstain” on a matter will be considered to be represented at the Annual Meeting, but not voted, for these purposes. Shares registered in the name of a bank, broker, or other “street name” agent, for which proxies are voted on some, but not all matters, will be considered to be represented at the Annual Meeting and voted only as to those matters marked on the Proxy Card.

            All shares that are properly voted—whether by Internet, telephone, or mail—will be voted at the Annual Meeting in accordance with your instructions. If you sign the Proxy Card but do not give voting instructions, the shares represented by your Proxy Card will be voted as recommended by the Board of Directors.

            If any other matters are properly presented at the Annual Meeting, the people named on the Proxy Card will use their discretion to vote on your behalf.

How Many Votes Are Needed?

            If a quorum is represented at the Annual Meeting, the following votes are required:

• ELECTION OF DIRECTORS

            A majority of shares entitled to vote and present at the Annual Meeting must be voted “FOR” a nominee.

• OTHER MATTERS

            Generally, a majority of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” such other matter. However, the Company does not know of any other matter that will be presented at this Annual Meeting.

What Does The Board Recommend?

            The Board recommends you vote “FOR” the two nominees for director.

ELECTION OF DIRECTORS
Item 1 on Proxy Card

            Seven members serve on the Board of Directors. The Board is currently divided into three classes, with two classes consisting of two members and one class consisting of three members. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. Messrs. Liddy and Stiritz constitute the class whose term expires at the 2004 Annual Meeting.

            The Board has nominated Richard A. Liddy and William P. Stiritz for re-election as directors to each serve three-year terms.

            Each nominee has agreed to serve and the Board does not contemplate that any of the nominees will be unable to stand for election. However, if any nominee becomes unable to serve before the Annual Meeting, your Proxy Card will be voted for a person that the Board nominates in such nominee’s place, unless you have withheld authority to vote for all nominees.

            Other directors are not up for election this year and will continue in office for the remainder of their terms or until their death, resignation or removal.

INFORMATION ABOUT RALCORP’S BOARD OF DIRECTORS

            Biographical information on Messrs. Liddy and Stiritz, and the directors continuing in office, is set forth below. Directors’ ages are as of December 31, 2003.

DAVID R. BANKS—Continuing in office—Term expiring 2005
Age:	66
Director Since:	May 2001
Principal Occupation/ Recent Business Experience:	Private equity investor. Mr. Banks served as Chairman of the Board of Beverly Enterprises, Inc. (health care) from May 1989 to December 2001, and as Chief Executive Officer from May 1989 to February 2001.
Other Directorships:	Nationwide Health Properties, Inc.

JACK W. GOODALL—Continuing in office—Term expiring 2006
Age:	65
Director Since:	March 1994
Principal Occupation/ Recent Business Experience:	Mr. Goodall served as Chairman of the Board of Jack in the Box Inc. (restaurants) from April 1996 to February 2001.
Other Directorships:	Rubio’s Restaurants, Inc.

M. DARRELL INGRAM—Continuing in office—Term expiring 2005
Age:	71
Director Since:	May 2001
Principal Occupation/ Recent Business Experience:	Private equity investor since July 1998.

4

DAVID W. KEMPER—Continuing in office—Term expiring 2005
Age:	53
Director Since:	October 1994
Principal Occupation/ Recent Business Experience:	Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc. (bank holding company) since October 1991
Other Directorships:	Tower Properties Company

RICHARD A. LIDDY—Standing for election at this meeting for a term expiring 2007
Age:	68
Director Since:	February 2001
Principal Occupation/ Recent Business Experience:	Mr. Liddy served as Chairman of the Board of GenAmerica Financial (financial and insurance products) from September 2000 to April 2002. He also served as Chairman of the Board of Reinsurance Group of America from May 1995 to April 2002. Mr. Liddy was President of GenAmerica Financial from May 1988 to September 2000 and Chief Executive Officer of General American Life Insurance Company from May 1992 to September 2000. In January 2000, while Mr. Liddy served as President of GenAmerica Financial Corporation, GenAmerica sold its mutual holding company to Metropolitan Life Insurance Company. At the request of the Missouri State Insurance Department, a receiver was appointed in order to oversee the equitable distribution of proceeds to policyholders.
Other Directorships:	Ameren Corporation, Brown Shoe Company, Inc. and Energizer Holdings, Inc.

JOE R. MICHELETTO—Continuing in office—Term Expiring 2006
Age:	67
Director Since:	January 1994
Principal Occupation/ Recent Business Experience:	Vice-Chairman of the Board of Directors of Ralcorp Holdings, Inc., since September 2003. Mr. Micheletto served as Chief Executive Officer and President of Ralcorp Holdings, Inc., from September 1996 to September 2003.
Other Directorships:	Energizer Holdings, Inc. and Vail Resorts, Inc.

WILLIAM P. STIRITZ, Chairman of the Board—Standing for election at this meeting for a term expiring 2007
Age:	69
Director Since:	January 1994
Principal Occupation/ Recent Business Experience:	Private equity investor. Mr. Stiritz is Chairman of the Board of Energizer Holdings, Inc. (batteries) and Chairman of the Energizer Holdings, Inc., Management Strategy and Finance Committee since April 2000. Mr. Stiritz served as Chairman of the Board of Ralston Purina Company from January 1982 to December 2001. He also served as Chairman of the Board, Chief Executive Officer and President of Agribrands International, Inc. from April 1998 to May 2001.
Other Directorships:	Ball Corporation, The May Department Stores Company and Vail Resorts, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” MESSRS. LIDDY AND STIRITZ.

STOCK OWNERSHIP INFORMATION

Beneficial Ownership of More than 5% of Ralcorp Common Stock

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding	Explanatory Notes

Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	2,681,776	9.2	(a) (b)

Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	1,931,800	6.7	(b) (c)

(a)	Barclays has investment authority with respect to all of the shares, sole voting authority with respect to 2,351,262 shares, and no voting authority with respect to 330,514 shares.
(b)	Southeastern shares investment authority for 1,881,800 shares with Longleaf Partners Funds Trust, an investment company registered under the Investment Company Act of 1940, and has sole investment authority for 50,000 shares. Southeastern has shared voting authority for 1,881,800 shares and no voting authority with respect to 50,000 shares.

(c)	As reported by the beneficial owner as of September 30, 2003, to the Securities and Exchange Commission.

Directors and Executive Officers

            The following table shows, as of November 28, 2003, Ralcorp Common Stock beneficially owned by Ralcorp directors and executive officers. Except as noted, all such persons possess sole voting and investment powers with respect to the shares listed. An asterisk in the column listing the percentage of shares outstanding indicates the person owns less than 1% of the Common Stock.

Directors & Executive Officers	Number of Shares(a)		Exercisable Options(b)		Total	% of Shares Outstanding

David R. Banks	1,000		20,000		21,000	*
Jack W. Goodall	30,900		20,000		50,900	*
M. Darrell Ingram	5,000		20,000		25,000	*
David W. Kemper	9,000		20,000		29,000	*
Richard A. Liddy	10,000	(c)	20,000		30,000	*
Joe R. Micheletto	77,560		150,900		228,460	*
William P. Stiritz	882,409	(d)	190,000		1,072,409	3.7
Kevin J. Hunt	7,952	(e)	46,200		54,152	*
David P. Skarie	10,137	(f)	24,000		34,137	*
Robert W. Lockwood	14,926	(g)	30,250		45,176	*
Ron D. Wilkinson	1,971		31,750	(h)	33,721	*
All Directors and Executive Officers as a Group (15 people)	1,071,152		597,050		1,668,202	5.8

(a)	Includes the following: • Shares held directly;
• Shares held indirectly, in the Company’s Saving Investment Plan (SIP), or otherwise.
Shares in the SIP are held in a separate fund in which participants acquire units. The fund also holds cash and short-term investments. The shares reported for a participant approximate the number of shares in the fund allocable to that participant, and fluctuate due to the cash in the fund and the Common Stock’s price.
6
(b)	Shares that could be acquired by exercising stock options through January 27, 2004. Options granted to a director become exercisable upon that director’s termination, retirement, disability or death.
(c)	Shares of Common Stock owned by Mr. Liddy’s wife.
(d)	Includes 5,950 restricted shares as to which Mr. Stiritz has only voting power and 18,333 shares of Common Stock owned by Mr. Stiritz’s wife.
(e)	Includes 5,301 shares of Common Stock as to which Mr. Hunt has shared voting and investment power.
(f)	Includes 8,487 shares of Common Stock as to which Mr. Skarie has shared voting and investment power.
(g)	Includes 10,035 shares of Common Stock as to which Mr. Lockwood has shared voting and investment power.
(h)	Reflects a decrease in exercisable options reported for Mr. Wilkinson as of fiscal year end on page as he exercised options after September 30, 2003.

BOARD GOVERNANCE

            The Board of Directors has adopted independence standards, which are described in the Company’s Corporate Governance Guidelines attached as Appendix A to this Proxy Statement. Directors who meet these criteria are independent directors, and currently include Messrs. Banks, Goodall, Ingram, Kemper, Liddy, and Stiritz. The Board of Directors has determined that Mr. Banks qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

            Presently, at each regularly scheduled meeting, the non-management directors meet without the presence of management. The independent directors meet without the presence of management and any non-independent director twice each year. When the Board meets without management, Mr. Stiritz, the Company’s Chairman, is the presiding director. Shareholders can direct communication to the Company’s Chairman and its other non-management directors by writing to the Company’s Secretary.

            Information concerning the standing Committees of the Board is provided below.

Audit Committee

            The Audit Committee is composed of five independent directors, and it reviews auditing, accounting, financial reporting and internal control functions. It also recommends the Company’s independent accountants and reviews their services. The Committee’s report is on page of this Proxy Statement. A copy of the Committee’s charter is attached as Appendix B to this Proxy Statement.

Corporate Governance and Compensation Committee

            The Corporate Governance and Compensation Committee, was established effective December 4, 2003, and reviews and revises, as necessary, the Company’s Corporate Governance Guidelines. The Committee also recommends to the Board nominees for directors and executive officers of the Company. The Committee will consider suggestions from shareholders regarding possible director nominees. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company.

            The Committee currently consists of six directors, all of whom are independent. It makes recommendations to the Board regarding CEO and other executive compensation. The Committee also administers the Company’s Deferred Compensation and Incentive Stock Plans. The Committee’s report on fiscal year 2003 executive compensation is on pages 13-14 of this Proxy Statement.

Executive Committee

            The Executive Committee consists of two directors and may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with the Corporate Governance Guidelines and does not infringe upon the duties and responsibilities of other Board committees.

BOARD AND COMMITTEE SERVICE SUMMARY

Director	Board		Audit		Corporate Governance & Compensation(a)		Executive		Attended 75% or More of Board & Applicable Committee Meetings
David R. Banks	X		X	*	X				X
Jack W. Goodall	X		X		X	*			X
M. Darrell Ingram	X		X		X				X
David W. Kemper	X		X		X				X
Richard A. Liddy	X		X		X				X
Joe R. Micheletto	X						X		X
William P. Stiritz	X	*			X		X	*	X
Meetings Held in FY 2003	7		6		2		6

*	Chair
(a)	Formerly the Nominating and Compensation Committee, this Committee was established in December of 2003 and held no meetings regarding corporate governance during fiscal year 2003. However, it was composed of the same six independent directors who also served on the Nominating and Compensation Committee.

DIRECTOR COMPENSATION

            All non-employee directors receive an annual retainer of $20,000. They are also paid $1,000 for each regular or special Board meeting, Committee meeting, telephonic meeting and consent to action without a meeting. Ralcorp also pays the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. On occasion, the Company provides directors with ski resort accommodations that the Company owns in Colorado. Non-employee directors also receive annual stock-based compensation. All awards vest at the director’s termination, retirement, disability or death.

            Chairman of the Board

            •    Restricted stock grant with a fair market value of $50,000 each January.

            •    Stock option grant of 10,000 shares each September.

            Vice-Chairman of the Board

            •    Through December 31, 2003, Mr. Micheletto receives salary and benefits as an employee of Ralcorp, serving as a consultant to the Company’s recently appointed Co-CEOs.

            •    Restricted stock grant with a fair market value of $200,000 on January 1, 2004, which vests on December 31, 2004, provided Mr. Micheletto has continued to serve as Vice-Chairman and Director.

            •    On January 1, 2004, Mr. Micheletto is also eligible to begin receiving non-employee director compensation.

            Other Non-Employee Directors

            •    Initial stock option grant of 10,000 shares for newly elected directors.

            •    Stock option grant of 2,500 shares each September.

            Ralcorp has a Deferred Compensation Plan for Non-Employee Directors. Under this plan, any non-employee director may elect to defer, with certain limitations, their retainer and fees until retirement or other termination of his directorship. Deferrals may be made in Common Stock equivalents in an Equity Option or may be made in cash under a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in the Equity Option receive a 33-1/3% Company matching contribution. All directors have elected to defer their retainers and fees.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
J. R. Micheletto(2)	2003	610,608	627,700	15,451	0	2,489,642	(3)
Vice-Chairman of the Board	2002	590,000	627,700	21,247	70,000	24,100
	2001	570,000	463,500	11,149	75,000	24,975

K. J. Hunt	2003	237,504	185,000	0	30,000	15,676
Co-CEO & President	2002	216,300	120,000	1,288	30,000	10,449
	2001	210,000	115,500	307	28,000	10,115

D. P. Skarie	2003	229,008	185,000	0	30,000	10,741
Co-CEO & President	2002	210,000	137,000	0	30,000	10,335
	2001	197,200	115,600	668	28,000	7,309

R. W. Lockwood(4)	2003	231,000	120,500	0	0	14,184
VP, General Counsel	2002	226,500	120,500	0	22,000	6,958
& Secretary	2001	220,500	113,000	396	23,000	6,877

R. D. Wilkinson	2003	200,508	125,000	0	23,000	7,558
VP & Director of	2002	193,308	114,600	0	23,000	7,299
Product Supply	2001	186,800	105,000	0	23,000	7,104

(1)	The amounts shown in this column consist of the following fiscal year 2003:
•	Company Matching Contributions or Accruals to the Company’s SIP and Executive SIP:
•	Mr. Micheletto	$23,164
•	Mr. Hunt	$13,071
•	Mr. Skarie	$9,243
•	Mr. Lockwood	$7,315
•	Mr. Wilkinson	$6,015
• Imputed Income for Federal Income Tax Purposes:
•	Mr. Micheletto	$14,478
•	Mr. Hunt	$2,605
•	Mr. Skarie	$1,498
•	Mr. Lockwood	$6,869
•	Mr. Wilkinson	$1,543

(2)	Mr. Micheletto retired as the Company’s Chief Executive Officer effective September 29, 2003.

(3)	This amount includes a one-time retention and succession planning payment of $2,452,000 made on January 15, 2003.

(4)	Mr. Lockwood retired as the Company’s Vice President, General Counsel, and Secretary effective September 30, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(#)(3)
J. R. Micheletto	0	0	N/A	N/A	0
K. J. Hunt	30,000	10.0	24.02	1/29/13	329,337
D. P. Skarie	30,000	10.0	24.02	1/29/13	329,337
R. W. Lockwood	0	0	N/A	N/A	0
R. D. Wilkinson	23,000	7.7	24.02	1/29/13	252,492

(1)	25% of the total shares become exercisable on January 31 of 2006, 2007, 2008 and 2009, respectively.

(2)	The number of options granted to all employees in fiscal year 2003 was 300,000.

(3)	Grant date valuation amounts were determined by application of the Black-Scholes valuation method. Assumptions used were as follows: (i) interest rate equals the interpolated Treasury rate for the applicable maturity on the grant date; (ii) dividend yield continues as 0%; (iii) expected volatility at grant date equals 36.39%; and (iv) expected exercise date equals the midpoint between the date exercisable and the expiration date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCALYEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)
Name	Shares Acquired on Exercise (#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
J. R. Micheletto	0	0	150,900	265,100	1,977,630	2,498,020
K. J. Hunt	0	0	46,200	135,300	613,305	1,096,563
D. P. Skarie	0	0	24,000	126,750	284,303	978,584
R. W. Lockwood	14,000	189,840	30,250	83,750	366,021	801,304
R. D. Wilkinson	0	0	44,250	95,250	585,821	888,554

EQUITY PLAN COMPENSATION INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average of Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity compensation plans approved by security holders	2,596,700	18.31	1,475,734	(1)
Equity compensation plans not approved by security holders	0	0	0
Total	2,596,700	18.31	1,475,734

(1)	Approximately 91,000 shares of this number are reserved for issuance under the equity option of the Company’s Deferred Compensation Plan for Key Employees. This amount equals the dollar value of previous deferrals of income by executive officers and key employees.

EXECUTIVE AGREEMENTS

Severance and Change-in-Control Agreements

            The Company entered into a severance agreement with Mr. Lockwood upon announcement of his retirement. His salary and benefits continue through the end of the 2003 calendar year, and the vesting of his Company stock options has been accelerated to January 1, 2004.

            The Company has Management Continuity Agreements with the Named Executive Officers. The agreements provide severance compensation to each covered executive officer in the event of the officer’s voluntary or involuntary termination after a change-in-control of the Company. The compensation provided would be in the form of a lump sum payment equal to the present value of continuing the executive officer’s salary and bonus for a specified period following the executive officer’s termination of employment, the continuation of other executive benefits for the same period, and certain pension bridging payments. The initial applicable period is two years (three years in the case of either CEO) in the event of an involuntary termination of employment (including a constructive termination) and one year in the event of a voluntary termination of employment.

            No payments would be made if the executive officer’s termination is due to death, disability or normal retirement, or is “for cause”, nor would any payments continue beyond the executive officer’s normal retirement date. Contracts governing stock options provide that upon a change-in-control of the Company, any unexercised, unvested, unearned or unpaid shares become 100% vested. The agreements provide that executives with a Management Continuity Agreement be indemnified from any tax under Section 4999 and Section 280G of the Internal Revenue Code of 1986, as amended, that is attributable to a parachute payment under the Code and any tax upon the payment of such amounts.

RETIREMENT PLAN

            The Ralcorp Retirement Plan may provide pension benefits in the future to the named executive officers. Certain regular U.S. employees having one year of service with the Company or certain Company subsidiaries are eligible to participate in the Retirement Plan. Employees become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.

            Annual benefits are computed by multiplying the participant’s Final Average Earnings (average of participant’s five highest consecutive annual earnings during ten years prior to retirement or earlier termination) by the product of 1.5% times the participant’s years of service (to a maximum of 40 years) and by subtracting from that amount up to one half of the participant’s primary social security benefit at retirement (with the actual amount of offset determined by age and years of service at retirement).

            The following table shows the estimated annual retirement benefits that would be payable from the Retirement Plan to salaried employees, including the named executive officers, assuming age 65 retirement. To the extent an employee’s compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the subtraction of social security benefits as described above.

PENSION PLAN TABLE

	Years of Service
Remuneration (Final Average Earnings)	10	15	20	25	30	35	40
$ 100,000	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000
$ 200,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000	$120,000
$ 300,000	$45,000	$67,500	$90,000	$112,500	$135,000	$157,500	$180,000
$ 400,000	$60,000	$90,000	$120,000	$150,000	$180,000	$210,000	$240,000
$ 500,000	$75,000	$112,500	$150,000	$187,500	$225,000	$262,500	$300,000
$ 600,000	$90,000	$135,000	$180,000	$225,000	$270,000	$315,000	$360,000
$ 700,000	$105,000	$157,500	$210,000	$262,500	$315,000	$367,500	$420,000
$ 800,000	$120,000	$180,000	$240,000	$300,000	$360,000	$420,000	$480,000
$ 900,000	$135,000	$202,500	$270,000	$337,500	$405,000	$472,500	$540,000
$1,000,000	$150,000	$225,000	$300,000	$375,000	$450,000	$525,000	$600,000
$1,100,000	$165,000	$247,500	$330,000	$412,500	$495,000	$577,500	$660,000
$1,200,000	$180,000	$270,000	$360,000	$450,000	$540,000	$630,000	$720,000
$1,300,000	$195,000	$292,500	$390,000	$487,500	$585,000	$682,500	$780,000
$1,400,000	$210,000	$315,000	$420,000	$525,000	$630,000	$735,000	$840,000
$1,500,000	$225,000	$337,500	$450,000	$562,500	$675,000	$787,500	$900,000

            For the purpose of calculating retirement benefits, the named executive officers had, as of September 30, 2003, the following years of credited service, calculated to the nearest year: Mr. Micheletto—40 years; Mr. Hunt—18 years; Mr. Skarie—18 years; Mr. Lockwood—27 years; and Mr. Wilkinson—8 years. Credited service includes service with Ralston Purina Company, the Company’s former parent corporation. Earnings used in calculating benefits under the Retirement Plan and any unfunded supplemental retirement plan previously described are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 9.

Other Benefit Plans

            Beneficiaries of eligible retired executive officers will be provided a death benefit in an amount equal to 50% of the earnings recognized under the Company’s benefit plans for the executive officer during the last full year of employment. This benefit is not presently insured or funded.

            In addition, the Executive Long-Term Disability Plan would provide benefits to its corporate officers, including certain executive officers, in the event they become disabled. The Long-Term Disability Plan, which is available to certain regular employees of the Company and in which officers must participate at their own expense in order to be eligible for the Executive Long-Term Disability Plan, imposes a limit of $10,000 per month (60% of a maximum annual salary of $200,000) on the amount paid to a disabled employee. The Executive Long-Term Disability Plan will provide a supplemental benefit equal to 60% of the difference between the executive officer’s previous year’s earnings recognized under the Company’s benefit plans and $200,000, with appropriate taxes withheld.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

            The Corporate Governance and Compensation Committee consists entirely of independent directors. It approves direct and indirect compensation of all executive officers, administers and makes awards under the Company’s existing Incentive Stock Plan. Stock-based awards such as stock options and restricted stock may be granted under that Plan to officers and other key employees of the Company.

Compensation Philosophy

            The Company’s executive compensation program is designed to provide total compensation that can attract, retain and motivate key employees. The Committee’s intent is to provide overall cash compensation packages that have a greater “at risk” element than competitive norms, i.e., salaries below industry medians and performance-based bonuses which may permit recipients to achieve total cash compensation packages exceeding medians. The Committee generally reviews executive officer compensation including salaries, bonuses and any long-term compensation such as stock options each September near the end of the Company’s fiscal year.

Salaries

            The Committee establishes the salaries for executive officers based on its assessment of each individual’s responsibilities, experience, individual performance and contribution to the Company’s performance. The Committee also takes into account compensation data from other companies; historical compensation levels at the Company; the competitive environment for attracting and retaining executives; and the recommendation of Mr. Micheletto, except with respect to his own compensation. The Company attempts to set base salary levels at or below the median level for executives holding positions of similar responsibility and complexity at corporations as reflected in published surveys. The salaries and other compensation information for the Company’s named executive officers are set forth in the Summary Compensation Table on page 9.

Bonuses

            On September 18, 2003, the Committee awarded bonuses to the named executive Officers for the Company’s 2003 fiscal year. The amount of each bonus was based on the officer’s total compensation package including salary, bonus and stock options; the financial performance of the officer’s business unit relative to the business plan (including such measures as sales volume, revenues, costs, cash flow and operating profit); Company financial performance (including the measures of business unit performance listed above and, in addition, earnings per share, return on equity and total return to the shareholders); the officer’s individual performance (including the quality of strategic plans, organizational and management development, participation in evaluations of potential acquisitions and similar manifestations of individual performance); the business environment for the officer’s business unit; and, with the exception of his own bonus, the recommendations of Mr. Micheletto, which were based on bonus targets (as a percent of salary) set prior to the beginning of the fiscal year.

            Although the foregoing factors were weighed heavily by the Committee, individual bonuses and the total bonus pool were not based on application of a strict numerical formula developed prior to the fiscal year, but were based on the Committee’s exercise of subjective judgment and discretion in light of the quantitative and qualitative factors listed above. Mr. Micheletto’s bonus was based on the Committee’s general assessment of the factors described above.

Long-Term Compensation

            Long-term compensation currently consists of stock options that entitle the recipient to purchase a specified number of shares of the Company’s Common Stock after a specified period of time at an option price, which is ordinarily equal to the fair market value of the Common Stock at the time of grant. They provide executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive’s compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have benefited from an appreciation in the value of the Common Stock. In addition, since the options “vest” serially over a period of time after the date of grant, they enhance the ability of the Company to retain the executive while encouraging the executive to take a longer-term view on decisions impacting the Company.

Chief Executive Officer Succession

            In fiscal year 2002, the Committee approved an agreement with Mr. Micheletto, the purpose of which was to encourage him to remain with the Company and develop a succession plan. The agreement provided that if he would continue serving as CEO until December 31, 2002, he would be entitled to a cash payment in a maximum amount equal to the market value of 100,000 shares of the Company’s Common Stock. Mr. Micheletto so served and payment was made on January 15, 2003; it is reported in the Summary Compensation Table on page 9.

            Mr. Micheletto recommended to the Board that two successors be named Co-CEOs. On September 18, 2003, the Board accepted his recommendation.

Deductibility of Certain Executive Compensation

            A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per person, per year for the Chief Executive Officer and the next four highest-paid executives. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may, in the exercise of its judgment, approve payment of compensation from time to time that may not be fully deductible. The Committee believes this flexibility will enable it to respond to changing business conditions, or to an executive’s exceptional individual performance. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

J. W. Goodall—Chairman D. R. Banks	M. D. Ingram D. W. Kemper	R. A. Liddy W. P. Stiritz

AUDIT COMMITTEE REPORT

            The Audit Committee of the Company’s Board of Directors consists entirely of non-employee directors who are independent, as defined in the New York Stock Exchange Listing Standard and the Company’s Corporate Governance Guidelines, attached to this Proxy Statement as Appendix A. The Audit Committee operates under a written charter adopted by the Board of Directors that is attached as Appendix B to this Proxy Statement.

            Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The independent accountants also assist the Company in implementing its internal controls. Ernst & Young, LLP, the Company’s internal auditor, assists the Audit Committee with its responsibility to monitor and oversee these processes and internal controls.

            With respect to the Company’s audited financial statements for the Company’s fiscal year ended September 30, 2003, management of the Company has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented.

            The Audit Committee has received the written disclosures from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers with members of that firm.

            Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2003, be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

D. R. Banks—Chairman J. W. Goodall	M. D. Ingram D. W. Kemper	R. A. Liddy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Mr. Micheletto, Vice-Chairman of the Board of Directors of Ralcorp and its former Chief Executive Officer and President, serves on the Board of Directors of Energizer Holdings, Inc. During the Company’s fiscal year, he sat on Energizer’s Executive, Finance, and Nominating and Executive Compensation Committees. Mr. Stiritz, the Chairman of the Board of Energizer Holdings, Inc., and Chairman of its Management Strategy and Finance Committee, serves on Ralcorp’s Board of Directors and sits on its Corporate Governance and Compensation Committee.

OTHER RELATIONSHIPS INVOLVING DIRECTORS, OFFICERS,
OR THEIR ASSOCIATES

            Mr. Kemper is Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc., which is one of eight banks that participate in the Company’s current committed credit facility. Commerce Bancshares’ lending commitment under that facility is limited to $25 million out of a total syndicate commitment of $275 million. During the fiscal year, the Company paid approximately $225,000 in interest to Commerce Bancshares, Inc. The Company’s corporate credit card program is administered through Commerce Bancshares, Inc., but there is no charge made to or fee paid by the Company for this service.

STOCK PERFORMANCE GRAPH

            The following performance graph compares the changes, for the period indicated, in the cumulative total value of $100 hypothetically invested in each of (a) Ralcorp Common Stock, (b) the Russell 2000 Index, and (c) the Russell 2000 Consumer Staples Index.

Comparison of Total Return on $100.00 Invested in Ralcorp Holdings, Inc. Common Stock on September 30, 1998 vs. Russell 2000 and Russell 2000 Consumer Staples Indices
Ralcorp
Russell 2000 Index
Russell 2000 Consumer Staples Index
$200.00
$175.00
$150.00
$125.00
$100.00
$75.00
9/30/1998
9/30/1999
9/30/2000
9/30/2001
9/30/2002
9/30/2003

OTHER MATTERS

Proxy Solicitation

            Ralcorp has paid for preparing this Proxy Statement and the Proxy Card. Ralcorp will also pay for the solicitation of proxies. The Company hired Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $8,000 plus expenses. Ralcorp will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of Ralcorp’s Common Stock. In addition to the use of the mail, employees of the Company may make proxy solicitations, via telephone or personal contact.

Independent Public Accountants

            PricewaterhouseCoopers LLP acted as Ralcorp’s independent accountants for fiscal year 2003, and has served in that capacity since 1994. The Board, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers as independent accountants for the current fiscal year. A representative of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLC

            The following fees were paid for audit services rendered in conjunction with reviewing and auditing the Company’s fiscal years 2002 and 2003 financial statements, and for other services during those fiscal years:

	FY 2002	FY 2003
Audit Fees	$348,933	$390,000
Audit-Related Fees	$216,757	$15,000
All Other Fees	$1,400	$1,400

            The “Audit-Related Fees” paid for fiscal year 2002 were for internal audit services and an audit of the Company’s employee benefit plans. For fiscal year 2003, the category included only the audit of the employee benefit plans. For both fiscal years, “All Other Fees” was an amount paid for the use of a proprietary accounting research database.

            With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such other services are undertaken. The audit performed on behalf of the Company was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers.

Section 16(a) Beneficial Ownership Reporting Compliance

            Executive officers and directors of Ralcorp are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Ralcorp Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to Ralcorp.

            Based solely on a review of copies of those reports, other documents furnished to Ralcorp and written representations that no other reports were required, Ralcorp believes that all filing requirements applicable to executive officers and directors have been complied with during the preceding fiscal year except that Robert W. Lockwood filed late one report for two transactions.

Shareholder Proposals for 2005 Meeting

            Under the Company’s Bylaws, shareholders who desire to nominate a director or present any other business at an Annual Meeting of Shareholders must follow certain procedures. Generally, to be considered at the 2005 Annual Meeting of Shareholders, a shareholder nomination or proposal not to be included in the Proxy Statement and Notice of Meeting must be received by the Company’s Secretary between November 7, 2004, and December 7, 2004. However, if the shareholder desires that the proposal be included in the Company’s Proxy Statement and Notice of Meeting for the 2005 Annual Meeting of Shareholders then it must be received by the Secretary of the Company no later than August 28, 2004, and must also comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the Bylaws will be furnished to any shareholder without charge upon written request to the Company’s Secretary.

Form 10-K and Other Filings

            Upon written request and at no charge, the Company will provide a copy of any of its filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K, with financial statements and schedules for its most recent fiscal year. The Company may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. These documents are also available on the Company’s website, http://www.ralcorp.com, and the SEC’s website, http://www.sec.gov.

Notices, Requests or Communications with Directors

            Any notice or request discussed above, or any communication intended for any member or members of the Company’s Board of Directors, should be directed to the Company’s Secretary, Ralcorp Holdings, Inc., 800 Market Street, Suite 2900, St. Louis, Missouri 63101. The Company’s Secretary will forward the communication to the designated member or members of the Company’s Board of Directors.

By Order of the Board of Directors,

Charles G. Huber, Jr.
Secretary

December 17, 2003

APPENDIX A

RALCORP HOLDINGS, INC.
CORPORATE GOVERNANCE GUIDELINES
Adopted December 4, 2003

Role of the Board of Directors

            The Board of Directors selects and supervises the officers of the Company in the interest and for the benefit of the stockholders. The Board of Directors has delegated to the Co-Chief Executive Officers, together with the other officers of the Company, the authority and responsibility for managing the business of the Company under the direction of the Board. Each director is expected to spend the time and effort necessary to properly discharge the director’s responsibilities.

Composition of the Board of Directors

            1. Size of the Board of Directors

            The Board believes that it should generally have no fewer than five and no more than ten directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. The size of the Board could, however, be increased or decreased if determined to be appropriate by the Board.

            2. Board Membership Criteria

            The Board of Directors is responsible for nominating individuals for election to the Board of Directors by the stockholders and for appointing individuals as directors between Annual Meetings of the stockholders. The Corporate Governance and Compensation Committee identifies, reviews and makes recommendations concerning potential members of the Board of Directors.

            The Board should be comprised of individuals who, after taking into account their skills, expertise, integrity, knowledge of the industries in which the Company operates, and other qualities, have the ability of the Board to enhance the long-term interest of the shareholders. The Board will evaluate each individual in the context of the entire Board of Directors with the objective of assembling a Board of Directors that can enhance the success of the Company and promote the interests of stockholders. Annually (or more often, if necessary), the Corporate Governance and Compensation Committee reviews the qualifications and backgrounds of the directors and makes recommendation to the Board as to the directors to be nominated for election by the stockholders at the next Annual Meeting or to be appointed as directors between Annual Meetings of the stockholders.

            3. Selection of Chairman

            The Board of Directors selects a Chairman from among the directors. Presently the Board has determined that the offices of the Chief Executive Officer and the Chairman should not be held by the same person. However, the Board can determine that to enhance the management of the Company, one person should hold the positions of Chief Executive Officer and Chairman.

            4. Term Limits

            The Board has not established term limits for directors. The Board believes term limits deprive the Company of the knowledge and expertise developed by directors from extended service on the Board of Directors.

            5. Retirement of Board Members

            The policy of the Board of Directors is that it will not nominate any individual for election as a director by the shareholders or appoint any individual as a director if such person is 70 years or older.

            6. Directors Who Change Their Present Job Responsibility

            Directors who retire or significantly change the position they held when they became a member of the Board should not leave the Board of Directors simply because of such a change. However, upon any such event, the Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director.

            7. No Specific Limitation on Other Board Service

            Directors are not prohibited from serving on boards and committees of other organizations, and the Board has not adopted any guidelines limiting such activities. Instead, each director is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties. Directors are expected to inform the Chairman of the Board and the Chairman of the Corporate Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company.

            8. Director Orientation and Continuing Education

            The Company shall provide new directors with a director orientation program to familiarize such directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. The Company encourages and supports continuing director education and shall reimburse directors for reasonable expenses incurred in connection therewith.

            9. Determination of Director Independence

            The Board shall be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission.

            Further, a director is deemed to be independent if the Board has determined that the director has no material relationship with the Company.

            The Board of Directors has established the following categorical standards in connection with determining the independence of directors:

•	A director will not be considered to be independent if, during the past five years, the Company has employed the director or any of the director’s immediate family (except in a non-officer capacity);

•	A director will not be considered to be independent if, during the past five years, the director has been employed by (or affiliated with) the Company’s present or former independent accountants or any of the director’s immediate family members have been so employed or affiliated (except in a non-partner capacity not involving the Company’s business);

•	A director’s independence will not be considered to be impaired if the director or any immediate family member of the director is employed by (or affiliated with) an entity that loans the Company an amount of money less than 5% of the Company’s total assets;

•	A director will not be considered to be independent if the director is a partner, shareholder, or officer of a company or firm that provides significant consulting, legal, or financial advisory services to the Company. For purposes of this categorical standard, a company or firm will be considered to provide non-significant services if the fees represent less than (i) 2% of the Company’s or firm’s gross revenues for its last full fiscal year and (ii) 2% of the Company’s gross revenues for its last full fiscal year;

•	A director’s independence will not be considered to be impaired if the director or any immediate family member of the director is employed by (or affiliated with) a non-significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer will be considered non-significant if its sales to, or purchases from, the Company represent less than (i)

2% of the gross revenues of the customer or supplier for its last full fiscal year and (ii) 2% of the Company’s gross revenues, for its last full fiscal year;

•	A director’s independence will not be considered to be impaired if the director is an employee, officer, or director of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through its foundation, no more than $200,000 per annum or 5% of the organization’s gross revenues for its last full fiscal year (whichever is greater); and

•	A director’s independence will not be considered to be impaired if such director is an executive officer of an entity for which another director of the Company serves as a director and member of any Board committee of that entity, provided such service does not occur while that other director also serves as an executive officer of the Company.

            An individual will be considered to be affiliated with a corporation or other entity, if that individual controls, is controlled by or is under common control with the corporation or other entity.

            The Board of Directors will determine the independence of any director with a relationship to the Company that is not covered by the above standards.

Board Meetings

            1. Frequency of Meetings

            The Board of Directors determines its schedule of Board meetings each year. The current schedule is for four regular meetings each year. The Audit Committee has six regularly scheduled meetings. A director is expected to regularly attend (in person or telephonically) meetings of the Board and of the committees on which the director serves, and to review materials distributed in advance of meetings.

            2. Selection of Agenda Items

            The Chairman of the Board of Directors establishes the agenda for each meeting. Each member of the Board may suggest additional items for the agenda.

            3. Distribution of Materials

            The minutes of the prior Board meeting, an agenda for the forthcoming meeting, and selected Company financial information and agenda item background materials must be distributed to Board members in advance of the meetings.

            4. Access to Management and Advisors

            Board members shall have unrestricted access to management of the Company. The Board of Directors shall have the authority to retain independent legal, accounting or other consultants to advise the Board.

            5. Separate Session of Non-Management Directors

            The non-management directors of the Company shall meet in regularly scheduled executive sessions without management no fewer than four times a year. The presiding director at these meetings shall be the Chairman or other Board appointed non-management director in the event the Chairman is unavailable.

Director Compensation

            The Company believes that the compensation paid to directors should be competitive and should encourage ownership of the Company’s stock by directors. The Corporate Governance and Compensation Committee shall periodically review the compensation paid to directors by the Company and make recommendations to the Board of Directors concerning such compensation.

            Employees of the Company serving as directors shall not receive any additional compensation for service on the Board of Directors.

Board Committees

            1. Number and Names of Board Committees

            The Board of Directors shall establish committees from time to time to assist it in discharging its obligations. There are currently three standing committees:

            Audit Committee
            Corporate Governance and Compensation Committee
            Executive Committee

            Each committee shall have a written charter, adopted and periodically reviewed by the Board of Directors. The purpose and responsibility of each committee shall be described in its respective charter. After each of its meetings, the committee shall report on the meeting to the Board of Directors.

            2. Independence of Committee Members

            The Audit and Corporate Governance and Compensation Committees shall be composed entirely of independent directors. The membership of each committee and the compensation paid to the members of each committee will comply with all applicable laws and regulations and the listing standards of the New York Stock Exchange.

            3. Committee Agendas

            The Chairman of each committee, in consultation with appropriate members of management, establishes the agenda for each meeting. Each member of the committee may suggest additional items for the agenda.

            4. Assignment of Committee Members

            The Chairman of the Board, after consideration of the advice, experience and expertise of individual directors and in consultation with the Chairman of the Corporate Governance and Compensation Committee, recommends to the Board of Directors the assignment of directors to the committees of the Board of Directors, including the chairmen of the committees.

            The Board of Directors does not mandate rotation of committee assignments or chairmen. The Board of Directors believes that the knowledge and expertise developed by directors through extended service on a committee outweigh the benefits obtained through mandatory rotation.

Planning

            1. Management Succession

            The Board of Directors plans for the succession to the position of Co-Chief Executive Officers. To assist the Board of Directors, the Co-Chief Executive Officers annually provide to the Board an assessment of the Company’s executive officers and their potential to succeed him or her. The Co-Chief Executive Officers must also provide to the Board of Directors an assessment of persons considered potential successors to the other executive officers. In addition, the Co-Chief Executive Officers must prepare a short-term succession plan providing for temporary delegation of authority in the event either Co-Chief Executive Officer become unexpectedly unable to perform his or her duties.

            2. Performance

            Annually, the Corporate Governance and Compensation Committee shall evaluate the performance of the Board of Directors and each committee thereof. The Corporate Governance and Compensation Committee shall discuss the results of their evaluations with the Board of Directors. Annually the Corporate Governance and Compensation Committee in connection with salary and wage determinations will evaluate officer performance.

            Annually the Corporate Governance and Compensation Committee reviews the Corporate Governance Guidelines and recommends such changes to the Board of Directors as it determines to be necessary or appropriate.

APPENDIX B

RALCORP HOLDINGS, INC.
AUDIT COMMITTEE CHARTER
Revised May 22, 2003 and December 4, 2003

Membership

            The Audit Committee of the Board of Directors shall consist of members, including a Chairman, appointed by the Board. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. All members shall be independent directors, as determined by the Company in accordance with New York Stock Exchange (NYSE) criteria and the rules and regulations of the Securities and Exchange Commission (SEC); and further, no member shall have any material relationship, with the Company or otherwise, that in the opinion of the Board would interfere with the exercise of independent judgment as a Committee member. The Committee shall not consist of fewer than three non-employee members. All members of the Committee shall be financially literate, and at least one member shall be an “audit committee financial expert” as defined by the rules and regulations of the SEC.

            The Board shall appoint an individual to serve as Chairman, and may also appoint a Secretary for the Committee. A majority of the members of the Committee shall constitute a quorum for all purposes and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

Purpose

            The Board appointed the Committee to oversee:

            •    The quality and integrity of the Company’s financial statements and financial reporting;

            •    The independence and qualification of the Company’s independent auditors;

            •    The performance of the independent audit;

            •    The Company’s systems of internal accounting and financial controls and disclosure controls; and

            •    The compliance with legal and regulatory requirements, codes of conduct and ethics programs established by management and the Board.

            In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee has the authority to retain outside counsel, advisors or other experts, as it deems necessary or advisable. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

Meetings

            The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

            The Committee will meet periodically, with management, the senior-most internal auditor, and the independent auditors in separate sessions to discuss any matters, which the Committee or these groups believe should be discussed privately with the Committee. The Committee will also meet at any time that the independent auditors believe communication to the Committee is required.

Authority and Responsibilities

            The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements.

            The Committee shall assist the Board in monitoring the Company’s financial reporting processes, systems of internal control, the independence and performance of the Company’s independent auditors and the performance of the internal auditors, and shall provide an avenue of communication among management, the independent auditors, the internal auditors and the Board. The Committee shall perform any other activities consistent with the Company’s Articles of Incorporation, By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

            The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and assess the adequacy of this charter at least annually, and recommend any proposed changes to the Board for approval. The Committee will annually evaluate its own performance.

            The following duties shall be the common recurring activities of the Committee in carrying out its oversight function. These duties are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

            The Committee’s duties are to:

•	Appoint or replace the Company’s independent auditors. Approve all audit engagement fees and terms as well as lawful non-audit engagements with the independent auditor;

•	Review and approve the services to be provided by the independent auditors for the coming year, including the scope of audits, audit plan and fees therefore;

•	Discuss with management and the independent auditors the quality and adequacy of the Company’s internal controls, as well as the Company’s accounting policies and principles followed on financial and accounting matters, internal audits, legal compliance, and ethical and responsible business conduct; and review the adequacy of programs and procedures for compliance with such policies;

•	Review the effect of new or proposed auditing, accounting or reporting standards with management and the independent auditors;

•	Review with management and the independent auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K). Review and consider with the independent auditors the results of the annual audit of the Company’s consolidated financial statements and all matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 and other existing professional standards;

•	Review with management and the independent auditors the Company’s interim financial results to be included in the Company’s press releases or quarterly reports to be filed with the SEC and the matters required to be discussed by SAS No. 61; this communication will occur prior to the Company’s filing of Form 10-Q;

•	Receive annually from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company in accordance with existing professional standards and applicable laws and regulations and rules of the NYSE. Discuss with the independent auditors any such disclosed relationships or non-audit services that may impair their objectivity and independence, and if necessary, recommend that the Board take appropriate action to ensure the independence of the independent auditors;

•	Prepare any reports regarding the Committee’s actions that SEC rules require be included in the Company’s filings;

•	Review information concerning environmental, legal, regulatory and other matters which may represent material financial exposure and/or material risk and appropriate management thereof;

•	Develop and recommend to the Board for approval a clear and definitive hiring policy regarding employees or former employees of the Company’s independent auditors;

•	Develop and recommend to the Board for approval a code of business conduct for the Board, consistent with NYSE and SEC rules and regulations, other applicable law, and the Company’s existing business conduct guidelines;

•	Review the Company’s codes of business conduct at least annually, and recommend changes as necessary; and

•	Consider any other matters related to the oversight responsibilities of the Committee, as deemed advisable or necessary by Company management, the Board or the Committee.

RALCORP HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8056
EDISON, NJ 08818-8056

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week until the day prior to the meeting.

Your vote is important. Please vote immediately.

Vote-by-Internet [PHOTO]		Vote-by-Telephone [PHOTO]
OR
1. Log on to the Internet and go to http://www.eproxyvote.com/rah		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark votes as in this example

The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR ALL NOMINEES LISTED BELOW.

The Board of Directors recommends a vote “FOR” all nominees for election as directors.

1. Election of Directors
Nominees: (01) Richard A. Liddy and (02) William P. Stiritz				MARK BOX AT RIGHT IF ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.	☐
FOR BOTH			WITHHELD FROM BOTH
NOMINEES	☐	☐	NOMINEES
				ANNUAL REPORT MARK HERE TO DISCONTINUE ANNUAL REPORT MAILING FOR THIS ACCOUNT (FOR MULTIPLE-ACCOUNT HOLDERS ONLY).	☐

☐
For both nominees except as noted above				ANNUAL MEETING MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.	☐

Signature _____________________________________________ Date: _______________ Signature _____________________________________________ Date: _______________
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
PLEASE CONTACT THE COMPANY'S SHAREHOLDER SERVICES DEPARTMENT
AT (314) 877-7046 PRIOR TO THE MEETING.

ADMISSION TICKET

FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

RALCORP HOLDINGS, INC.
2004 ANNUAL MEETING OF SHAREHOLDERS

BANK OF AMERICA PLAZA
800 MARKET ST, 21ST FLOOR, ST. LOUIS, MISSOURI
THURSDAY, FEBRUARY 5, 2004 AT 8:30 A.M.

SIGNATURE _________________________________________________________________

FOLD AND DETACH HERE

PROXY
RALCORP HOLDINGS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 5, 2004 AT 8:30 A.M.
BANK OF AMERICA PLAZA, 800 MARKET ST, 21st FLOOR, ST. LOUIS, MISSOURI

The undersigned appoints K. J. Hunt, D. P. Skarie and C. G. Huber, Jr., and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Ralcorp Holdings, Inc., to be held on February 5, 2004, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, all shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Ralcorp Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

IMPORTANT—PLEASE SIGN AND DATE ON BACK OF CARD.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.

HAS YOUR ADDRESS CHANGED?                                                       DO YOU HAVE ANY COMMENTS?

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SEE REVERSE	(Continued and to be dated and signed on reverse side.)	SEE REVERSE
SIDE		SIDE